Exhibit 21.1

LIST OF SUBSIDIARIES

The following entities were subsidiaries of the Registrant as of December 31, 2015. Pursuant to Item 601(b)(21)(ii) of Regulation S-K, certain subsidiaries of the Registrant which, considered in the aggregate as a single subsidiary, would not have constituted a significant subsidiary (as defined in Rule 1-02(w) of Regulation S-X) have been omitted.

Name	Jurisdiction of Incorporation or Organization
Lodge Holdco I L.L.C.	Delaware
Lodge Holdco II L.L.C.	Delaware
Lodge Holdco III L.L.C.	Delaware
Lodge S-Holdings Inc.	Delaware
Lodge Holdings Inc.	Delaware
La Quinta L.L.C.	Delaware
LQ Properties L.L.C.	Delaware
LQ FL Properties L.L.C.	Delaware
LQ TX Properties L.L.C.	Delaware
LQ Operating Lessee L.L.C.	Delaware
La Quinta Franchising LLC	Nevada
Lodge Management L.L.C.	Delaware
LQ Portfolio East L.L.C.	Delaware
Lodge Borrower III L.L.C.	Delaware
LQ Chicago L.L.C.	Delaware
LQ Acquisition Properties L.L.C.	Delaware
LQ Prime Mezz L.L.C.	Delaware
LQ Management L.L.C.	Delaware
La Quinta Intermediate Holdings L.L.C.	Delaware